UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 21, 2007

Harsco Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-3970	23-1483991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill, PA	17011
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 717-763-7064

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Termination of Credit Facilities

On November 21, 2007, Harsco Corporation (the “Company”) terminated the following credit agreements: (1) a $250 million, 364-Day Credit Agreement dated December 23, 2005, as further amended on December 22, 2006, between the Company, The Royal Bank of Scotland, plc (“RBS”), as syndication agent, and Citicorp North America, Inc. (“Citicorp”), as administrative agent; and (2) a $75 million Credit Agreement dated April 16, 2007 between the Company and RBS.

There were no borrowings outstanding under either facility at the time of termination and there were no cancellation fees associated with the terminations.

The facilities, which were set to expire in December 2007, were replaced by the Company’s new $450 million credit facility with JP Morgan Chase Bank N.A., as Administrative Agent, and a syndicate of 12 other banks, entered into on November 6, 2007.  Further disclosure regarding the new credit facility is contained in the Company’s Form 8-K filing dated November 6, 2007.

From time to time, RBS, Citicorp and certain of the lenders, or their affiliates, provide customary commercial and investment banking services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARSCO CORPORATION (Registrant)

DATE November 27, 2007	/s/ Mark E. Kimmel Mark E. Kimmel
General Counsel and Corporate Secretary

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